Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-65980 and Post-Effective Amendment No. 1 to Registration Statement No. 33-77526 on Form S-8 of our reports dated February 19, 1998 (except for the first paragraph of Note 10 which is as of March 4, 1998), appearing in and incorporated by reference in the Annual Report on Form 10-K of Fossil, Inc. for the fiscal year ended January 3, 1998.



Deloitte & Touche LLP
Dallas, Texas
April 2, 1998